                                                                Exhibit 10.27


                              EMPLOYMENT AGREEMENT

         This Employment Agreement (herein referred to as "AGREEMENT") is made and entered into as of this 29th day of April 2001, by and among Aurora Biosciences Corporation (the "COMPANY"), and Harry Stylli ("EXECUTIVE").

         WHEREAS, Executive's expertise and his reputation in the Company's industry and the services to be performed by Executive under the terms of this Agreement are of a special, unique, unusual, extraordinary, and intellectual character, which gives the services of Executive a peculiar value;

         WHEREAS, in connection with the transaction contemplated in that certain Agreement and Plan of Merger ("Merger Agreement") dated as of April 29th, 2001, by and among Vertex Pharmaceuticals Incorporated, a Massachusetts corporation ("Vertex"), Ahab Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Vertex, and the Company, Vertex has requested the continued employment by the Company of Executive after the Closing Date (as such term is defined in the Merger Agreement);

         WHEREAS, Executive wishes to continue to be employed by the Company upon the terms and conditions herein set forth;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties hereto agree as follows:

         1. EMPLOYMENT. The Company hereby employs Executive and Executive hereby accepts such employment upon the terms and conditions herein set forth.

         2. TERM OF AGREEMENT/PRIOR AGREEMENTS. Except as otherwise provided in the third sentence of this Section 2, this Agreement shall become effective as of the Closing Date (the "Commencement Date") and shall continue until terminated as hereinafter provided. As of the Commencement Date, all other agreements between the Company and Executive relating to his/her employment, except as expressly provided in Section 4(e) below, hereby are superceded and replaced by this Agreement and all other such agreements, whether oral or written, are of no further force or effect. Without limiting the foregoing, Executive hereby agrees, effective as of the date this Agreement is signed, to the rescission of the Change in Control Incentive Plan dated March 26, 2001, rescinded effective as of the date this Agreement is signed, and acknowledges that he has no rights pursuant to such plan. Notwithstanding any other provision of this Agreement, however, nothing in this Agreement shall in any way affect Executive's rights to stock options granted pursuant to the Company's 1996 Stock Plan, as amended (the "Aurora Stock Plan"); provided, however, that Executive specifically acknowledges and agrees that (i) Executive's employment pursuant to this agreement shall not be deemed to be a "Constructive Termination" for purposes of Section 2(i) of the Aurora Stock Plan, and (ii) notwithstanding any provision of such plan to the contrary, nothing in this Agreement shall be deemed to extend or enlarge Executive's rights under such plan, including, without limitation, nothing shall be deemed to extend the thirteen month post-closing period referred to in Section 13 of such plan.

         3.  DUTIES OF EXECUTIVE.

             (a) RESPONSIBILITY/REPORTING. Executive shall be employed as the Company's President. Executive's duties shall be such executive, managerial, administrative, and professional duties as are commensurate with his position and as shall be reasonably assigned by the Vertex Chief Executive Officer or his or her designee. Executive initially shall report to Joshua Boger, Chief Executive Officer of Vertex, and shall work out of the San Diego office of the Company.

             (b) DEVOTION OF DUTIES. During his employment hereunder, Executive shall devote his full business time and his best efforts, business judgment, skill and knowledge to the performance of his duties and responsibilities hereunder. Executive shall not engage in any other business activity during the term of this Agreement (the "Term") other than activity approved in writing by the Board.

         4.  COMPENSATION AND BENEFITS.

             (a) SALARY. Executive's annual base salary shall be two hundred and fifty thousand dollars ($250,000), which base salary shall be reviewed annually by the Board. Executive's annual base salary shall be paid in approximately equal installments consistent with the Company's practices for its Executives.

             (b) BONUSES.

             In consideration of Executive's continued service to the Company and as an incentive for him to use his best business efforts to promote and facilitate the integration of Vertex and the Company following consummation of the Merger, Executive shall be entitled to a retention bonus of two hundred fifty thousand dollars ($250,000), payable as follows: (i) fifty thousand dollars ($50,000) shall be payable to Executive on the Commencement Date, (ii) one hundred thousand dollars ($100,000) shall be payable on January 1, 2002 or the first business day thereafter, and (iii) one hundred thousand dollars ($100,000) shall be payable on January 1, 2003 or the first business day thereafter, if, (A) in the case of (ii) above, as of December 31, 2001 the milestones listed in Exhibit B have been met and (B) unless such amounts are earlier payable in accordance with Section 6(c) below, Executive remains employed by the Company on each such date set forth in (ii) and (iii). No portion of such retention bonus shall be earned until the date on which such portion is payable either in accordance with this Section 4(b) or, if applicable, in accordance with Section 6(c). The bonus contemplated in this paragraph is referred to herein as the "Retention Bonus."

             In addition, Executive shall be entitled to a bonus under the Company's 2001 Annual Bonus Performance Plan (the "2001 Bonus"), with performance objectives to be determined mutually by Executive and the Compensation Committee of Vertex's Board of Directors (the "Vertex Compensation Committee") on a basis comparable to that used to determine achievement of performance bonus goals for the year 2000, and subject to the approval of the Vertex Compensation Committee. Such bonus will be paid by the Company in accordance with its normal practices and procedures for payment of bonus amounts.

             In addition, beginning with the year 2002, Executive shall be eligible to participate in Vertex's bonus plans applicable generally to other senior executives of Vertex.

             Executive's base salary, bonuses and all other cash compensation shall be subject to such social security, unemployment insurance, withholding taxes and other payroll deductions as are required to be made by law.

             (c) FRINGE BENEFITS. Executive shall be entitled to benefits which in the aggregate are at least comparable to those which he currently receives from the Company.

             (d) VERTEX STOCK OPTIONS. Promptly following the closing of the Merger, Executive shall be considered for the grant of an option to purchase shares of Vertex's common stock pursuant to Vertex's 1996 Stock and Option Plan, as amended, at a level commensurate with similarly situated executive employees of Vertex. Vertex shall cause its Compensation Committee of its Board of Directors to meet promptly following the closing of the Merger to consider such grant.

             (e) EXISTING STOCK OPTIONS. Except as modified by the last sentence of Section 2 above, Executive's existing stock options granted by the Company prior to the Commencement Date shall remain subject to the terms of the Aurora Stock Plan, as amended.

         5. NON-COMPETITION BY EXECUTIVE. On the Commencement Date, Executive shall execute the Non-Disclosure, Non-Competition, and Inventions Agreement, a copy of which is attached hereto as Exhibit A (the "Non-Compete Agreement"). The obligations of Executive under the Non-Compete Agreement shall survive any breach or termination of this Agreement.

         6. TERMINATION.

         (a) Executive's employment with the Company will be "at-will", meaning that Executive may terminate his/her employment with the Company at any time and for any reason whatsoever, with or without advance notice and likewise, the Company, may terminate Executive's employment at any time and for any reason whatsoever, with or without advance notice. This at-will arrangement may not be changed except by a writing signed by Executive and a duly authorized officer of the Company.

         (b) Upon termination of Executive's employment with the Company at any time, Executive will be paid his/her then current accrued base salary to and including the date of termination, any unpaid portion of the 2001 Bonus (provided that if such termination occurs during the calendar year 2001, the 2001 Bonus shall be reduced to an amount determined by multiplying the full 2001 Bonus by a fraction, the numerator of which shall be the number of days occurring during such year prior to and including the day of termination and the denominator of which shall be 365), any accrued vacation pay, any reimbursement of expenses for which Executive has not been previously reimbursed and other benefits through the date of termination and all compensation previously deferred by Executive, if any (together with accrued interest and earnings thereon) (the foregoing are referred to herein as "Accrued Obligations"). Except as provided in Section 6(c), thereafter no other payments shall be payable under this Agreement to Executive.

         (c) Notwithstanding the foregoing, if Executive's employment is terminated without Cause by the Company or with Good Reason by the Executive within the eighteen (18) month period following the Closing (as defined in the Merger Agreement), in exchange for a general release of all claims the Executive shall receive the Accrued Obligations and the following:

         (1) the Company shall pay Executive, in cash within ten (10) days following such termination or resignation, a lump sum equal to twelve months' of Executive's base salary in effect immediately prior to such termination and an amount equal to one hundred percent (100%) of the annual bonus most recently received by Executive (exclusive of the Retention Bonus provided for in the first paragraph of Section 4(b) above); and

         (2) the Company shall pay Executive, in cash within ten (10) days following such termination or resignation, a lump sum equal to any unpaid amount of the Retention Bonus provided for in the first paragraph of Section 4(b); and

         (3) if COBRA coverage is elected by Executive, the Company shall pay the cost of COBRA continuation premiums to continue medical and dental insurance coverage for Executive (and [his][her] qualified beneficiaries) until the earlier of one (1) year following termination of Executive's employment or the date on which Executive becomes eligible for comparable coverage under another employer's group medical and dental insurance plan.

         If Executive's employment is terminated without Cause by the Company or with Good Reason by the Executive more than eighteen (18) months after the Closing (as defined in the

Merger Agreement), then in exchange for a general release of all claims the Executive shall receive the Accrued Obligations and a lump sum equal to six months' of Executive's base salary in effect immediately prior to such termination.

         Executive shall not be required to mitigate the amount of the severance payment or any other benefit provided under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by Executive as the result of other employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by Executive to the Company or otherwise, except as specifically provided for in Section 6(c)(3).

          Any severance payable under this Section 6(c) shall be payable only after Executive has executed a general release of all claims against the Company and any applicable revocation period has expired without revocation.

         "Cause" shall be limited to the occurrence of any of the following events: (i) Executive personally engaging in illegal conduct which causes material harm to the reputation of the Company, (ii) Executive being convicted or found liable for a felony, misdemeanor or gross misconduct relating to an act of dishonesty or fraud against, or a material misappropriation of property belonging to the Company, (iii) Executive's refusal to substantially perform Executive's material duties under this Agreement as set forth in a specific resolution by the Board of Directors of the Company, or (iv) Executive's incurable breach of any material element of the Non-Compete Agreement.

         "Good Reason" shall mean (i) a reduction in Executive's base salary from that specified in the first sentence of Section 4(a) of this Agreement or any material reduction in benefits; (ii) the relocation of Executive's full-time office to a location other than in San Diego County; (iii) a material breach by the Company of any of the provisions of this Agreement or (iv) a substantial reduction in Executive's duties inconsistent with Executive's duties under this Agreement.

         (d) Upon the termination of his/her employment hereunder for any reason whatsoever, Executive shall promptly deliver to the Company all property of the company and all material documents, statistics, account records, programs and other similar tangible items which may be in his possession or under his control and which relate in a material way to the business or affairs of the Company or of any affiliated company and no copies of any such documents or any part thereof shall be retained by him. It is specifically understood and agreed that this provision does not apply to any property granted or given to Executive under this or any other agreement he may have with the Company.

         7. MISREPRESENTATION; NON-DISPARAGEMENT.

         (a) Executive shall not knowingly at any time make any untrue or disparaging statement in relation to the Company, and in particular shall not after the termination of his employment hereunder wrongfully represent himself as being employed by or connected with the Company.

         (b) The officers, directors and senior executives of the Company shall not knowingly at any time make any untrue or disparaging statement in relation to the Executive, nor shall they permit the Company through any authorized communication (irrespective of the media) to make any untrue or disparaging statement in relation to the Executive, provided, however, that nothing herein shall prohibit statements by any such persons among or between themselves with respect to your performance of your duties to the Company or its affiliates.

         8. REIMBURSEMENT OF EXPENSES. The Company shall reimburse Executive for all ordinary and necessary out-of-pocket expenses reasonably incurred by Executive on behalf of the business of the Company. Executive agrees to keep such records and logs as may be required by the relevant taxing authorities for the substantiation of each such business expense as a deduction on the Company's income tax returns.

         9. TAX CONSEQUENCES. If any payment or benefit you would receive pursuant to this Agreement or otherwise in connection with the Merger (hereinafter, a "Payment") would (i) constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) but for this sentence, be subject to the excise tax imposed by
Section 4999 of the Code (the "Excise Tax"), then such Payment shall be reduced to the Reduced Amount. The "Reduced Amount" shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in your receipt, on an after-tax basis, of the greater amount of the Payment. If a reduction in payments or benefits constituting "parachute payments" is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the order you elect. In the event that acceleration of vesting of stock award compensation is to be reduced, such acceleration of vesting shall be cancelled in the order you elect.

         10. NOTICES. Any notices to be given hereunder by either party to the other may be effectuated either by personal delivery in writing or by mail, postage prepaid, with return receipt requested. Notices shall be addressed to the parties as follows:

         If to the Company:  Aurora Biosciences Corporation
                             11010 Torreyana Road
                             San Diego, CA 92121

           with a copy to:   Vertex Pharmaceuticals Incorporated
                             130 Waverly Street
                             Cambridge, MA 02139

           with a copy to:   Robert M. Gault, Esq.
                             Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                             One Financial Center
                             Boston, MA  02111

         If to Executive:    Harry Stylli
                             Address on file at the Company

or to such other addresses as either the Company or Executive may designate by written notice to each other. Notices delivered personally shall be deemed duly given on the date of actual receipt; mailed notices shall be deemed duly given as of the fifth day after the date so mailed. Notices hereunder may be delivered by electronic facsimile transmission (fax) if confirmation by sender is made within three business days by mail or personal delivery.

         11. WAIVER OF BREACH. The waiver by any party to a breach of any provision in this Agreement cannot operate or be construed as a waiver of any subsequent breach by a party.

         12. SEVERABILITY. The invalidity or unenforceability of any particular provision in this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision were omitted.

         13. INTERPRETATION. The Company and Executive acknowledge and agree that this Agreement has been reviewed and negotiated by each party and its or his counsel, and the normal rule of construction, to the effect that ambiguities are construed against the drafter, shall not be employed in the interpretation of it. Executive acknowledges that Cooley Godward LLP has not represented Executive in connection with the subject matter of this Agreement.

         14. ENTIRE AGREEMENT. Except as otherwise provided herein, this Agreement (along with the Non-Compete Agreement) covers the entire understanding of the parties as to the employment of Executive, superseding all prior understandings and agreements, and no modification or amendment of its terms and conditions shall be effective unless in writing and signed by the parties or their respective duly authorized agents.

         15. GOVERNING LAW; JURY WAIVER. This Agreement shall be governed by California law as applied to contracts entered into and performed entirely in California by California residents. Executive hereby irrevocably waives any right to a trial by jury in any action related to this Agreement, the Non-compete Agreement or any action arising out of or related to his employment with the Company.

         16. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors, permitted assigns, legal representatives and heirs. Executive may not assign his obligations under this Agreement. Executive agrees that this Agreement may be assigned by the Company upon a sale, transfer or reorganization of the Company, and Executive shall perform all services required pursuant to this Agreement for any such assignee company.

         17. GUARANTY BY VERTEX. Vertex acknowledges the foregoing and agrees that Executive's acceptance of employment and Executive's other covenants contained herein will directly and indirectly benefit Vertex. In consideration for Executive's acceptance of employment and Executive's other covenants contained herein, Vertex, intending to be legally and equitably bound, hereby agrees in full to each of the provisions of this Agreement and hereby agrees to guaranty and guarantees performance in full of all terms and provisions of this Agreement by the Company. This agreement and guaranty of Vertex shall be absolute and unconditional, and without limiting the foregoing Vertex's obligations hereunder shall not in any way be diminished, limited or otherwise affected by (i) the liquidation or dissolution of the Company; (ii) any adverse change in the condition (financial or otherwise) of the Company; or (3) the discharge or release of the Company from its obligations hereunder for any reason, including, without limitation, as a result of bankruptcy, receivership or similar proceedings. Vertex agrees that you will not be required to take any action against the Company as a condition to Vertex's liability and obligations under this Section 16. The signature of its authorized representatives below shall be confirmation of such agreement and guaranty by Vertex.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

AURORA BIOSCIENCES CORPORATION

By: /s/ Stuart J.M. Collinson
    ------------------------------------------
Name: Stuart J.M. Collinson
      ----------------------------------------
Title: COB/CEO/PRES
       ---------------------------------------

/s/ Harry Stylli
------------------------------------
Harry Stylli


Agreed and accepted:

VERTEX PHARMACEUTICALS INCORPORATED

By: /s/ Joshua Boger
    ------------------------------------------
Name: Joshua Boger
      ----------------------------------------
Title: Chairman & CEO
       ---------------------------------------

Date: 29 April 2001
      ----------------------------------------

                                    EXHIBIT A

            NON-DISCLOSURE, NON-COMPETITION, AND INVENTIONS AGREEMENT

         1. NON-DISCLOSURE OF INFORMATION. I agree that, at all times during or subsequent to my service as an employee or consultant, I will keep in strictest trust and confidence all Confidential Information (as defined below) of Aurora Biosciences Corporation and its parents, subsidiaries and affiliated companies (together, "Aurora") that is disclosed to me or created by me or to which I have access. I will not use or disclose such Confidential Information without the written consent of Aurora, except as may be necessary in the ordinary course of performing my duties as an employee or consultant of Aurora.

         2. SURRENDER OF CONFIDENTIAL INFORMATION. Upon termination of my service as an employee or consultant, for whatever reason, I will promptly surrender to Aurora all copies, in whatever form, of Aurora's Confidential Information in my possession, custody or control, and I will not take with me any of Aurora's Confidential Information that is embodied in a tangible medium of expression.

         3. DISCLOSURE OF INVENTIONS. I will promptly and fully disclose to Aurora (or any persons designated by it) all Inventions made, developed, created, generated, conceived or reduced to practice by me, either alone or jointly with others, whether during or after the period of my service as an employee or consultant.

         4. ASSIGNMENT OF RIGHTS / EXCEPTION FOR NONASSIGNABLE INVENTIONS.

            4.1. ASSIGNMENT OF RIGHTS - I agree that all Confidential Information and Inventions shall be the sole property of Aurora and its assigns, and Aurora and its assigns shall be the sole owner of all patents, copyrights, trademarks, trade secrets, and other rights and protection in connection therewith. I hereby assign to Aurora any rights I may have or acquire in such Confidential Information and Inventions. I further agree to assist Aurora in every proper way (but at Aurora's expense) to obtain and from time to time enforce patents, copyrights, trademarks, trade secrets, and other rights and protection relating to said Confidential Information and Inventions in any and all countries, and to that end I will execute all documents for use in applying for, obtaining and enforcing such patents, copyrights, trademarks, trade secrets and other rights and protection on such Confidential Information and Inventions, as Aurora may reasonably request, together with any assignments thereof to Aurora or persons designated by it. The foregoing obligation to assist Aurora shall continue after the termination of my service as an employee or consultant, but Aurora shall compensate me at a reasonable rate for time actually spent by me on such assistance at Aurora's request after my termination.

            4.2 EXCEPTION OF NONASSIGNABLE INVENTIONS - This Agreement does not apply to an Invention which qualifies fully as a nonassignable Invention under
Section 2870 of the California Labor Code (hereinafter "Section 2870"). I have reviewed the notification of ATTACHMENT 1 (Limited Exclusion Notification) and agree that my signature acknowledges receipt of the notification.

         5. NO CONFLICTING OBLIGATIONS. I represent and warrant to Aurora that I have no interest or obligation, including without limitation any obligation to keep in confidence any information acquired from previous employers or other persons, which is inconsistent with or in conflict with this Agreement or which would prevent, limit or impair my performance of any part of this Agreement or the performance of my duties as an employee or consultant of Aurora. I agree to notify Aurora immediately if any such interest or obligation arises.

         6. COVENANT NOT TO COMPETE. I acknowledge the unique nature of the business of Aurora and the need of Aurora to maintain its competitive advantage in its industry through the protection of its trade secrets and proprietary information. Accordingly, I agree that during the term of my service as an employee with Aurora and, in the event that my employment with Aurora shall terminate for any reason less than eighteen months after the Commencement Date, as that term is defined in that certain Employment Agreement between Aurora and me of even date herewith, for one year following such termination of my employment (the "Noncompete Period"), I will not:

(i) solicit or induce any person who is then a director, officer or employee of Aurora to terminate his or her directorial or employment relationship with Aurora (provided that the publication of "help wanted" or similar notices in media of general circulation shall not be deemed to be a solicitation or inducement for purposes of this clause); or

(ii) solicit or induce any party who is a customer or supplier of Aurora with respect to the Business (defined below) to terminate or significantly diminish its relationship with Aurora; or

(iii) market or sell any product or service that directly competes with any product or service manufactured, sold or under development by Aurora in the Business; or

(iv) research, develop or manufacture any product or service that directly competes with any product or service manufactured, sold or under development by Aurora in the Business.

         In order to assure that I do not breach any of the foregoing provisions, I agree that during the Noncompete Period, I will not accept employment with, advise, or provide consulting services to any department or functional area of any business, which department or functional area primarily engages in the Business, nor will I acquire any interest in (except an equity interest of less than 5% of the total outstanding shares of a publicly traded company) any business whose core business is substantially similar to the Business, without first obtaining the written consent of Aurora. Aurora shall be permitted to withhold such consent in its sole discretion unless my prospective employer and I are able to provide Aurora with assurances reasonably satisfactory to Aurora that I will not be assisting the prospective employer in any of the prohibited activities listed above.

         7. DEFINITIONS.  For the purposes of this Agreement:

            7.1. "BUSINESS" means Aurora's business as of the date hereof of the development and commercialization of cell-based assays and miniaturized instrumentation the primary function of which is ultra-high throughput screening using cell-based assays.

            7.2 "CONFIDENTIAL INFORMATION" includes any and all versions of any of the following: (i) data or information concerning Aurora's business and technologies; (ii) Aurora's proprietary pharmaceutical compounds, processes, data and documentation; (iii) Aurora's proprietary computer software, firmware, data, documentation and information; (iv) confidential, proprietary or trade secret information received from or otherwise relating to Aurora's customers, suppliers, consultants, collaborators or other third parties, including without limitation the names of such persons or entities and the nature of Aurora's relationships with them; (v) information concerning the employees of Aurora that is considered confidential within Aurora; and (vi) any other information (including information about Aurora's operations, personnel, products or services) which, if misused or disclosed, could have a reasonable possibility of materially and adversely affecting the business of Aurora (including, without limitation, any such data, documentation and information created, developed, produced, or made by me during the period of or arising out of my service as an employee or consultant by Aurora); PROVIDED, HOWEVER, that "Confidential Information" shall not include any information (a) which is now in the public domain or which becomes part of the public domain by publication or otherwise, except by your breach of this Agreement, (b) which is already in your possession free of any obligation of confidence at the time it is communicated to you as Confidential Information; (c) that is rightfully communicated to you free of any obligation of confidence subsequent to the time it was communicated to you as Confidential Information; (d) that is developed by you or others independently of and without reference to any information communicated to you as Confidential Information; or (e) that is communicated by Aurora or any of its employees, consultants or other agents (other than you) to an unaffiliated third party free of any obligation of confidence.

            7.3. "INVENTIONS" means all inventions, discoveries, developments, designs, improvements, formulae, processes, techniques, computer programs, strategies, specific know-how, data, and intellectual property, whether or not patentable or registrable under patent, copyright or similar statutes (i) that are made, developed, created, generated, conceived or reduced to practice by me, either alone or jointly with others, while I am employed or retained as a consultant by Aurora, or (ii) that result from tasks assigned to me by Aurora or from the use of premises or property (including equipment, supplies, facilities or Aurora's Confidential Information) owned, leased, or contracted for by Aurora and that are made, developed, created, generated, conceived or reduced to practice by me, either alone or jointly with others, whether during or after my service as an employee or consultant with Aurora.

         8. ENFORCEMENT. I agree and acknowledge that the rights and obligations set forth under this Agreement are of a unique and special nature and that Aurora is, therefore, without an adequate legal remedy if I violate my obligations under this Agreement. I agree, therefore, that the covenants made by me under this Agreement shall be specifically enforceable in equity, in addition to all other rights and remedies, at law or in equity or otherwise (including termination of service as an employee or consultant) that may be available to Aurora. If any provision of this Agreement shall, in whole or in part, prove to be invalid for any reason, such invalidity shall affect only the portion of such provision which shall be invalid, and in all other respects this Agreement shall stand as if such invalid provisions, or the invalid portion thereof, had not been a part hereof.

         9. GENERAL. This Agreement does not constitute a contract of employment or to provide consulting services. It shall survive the termination of my service as an employee or consultant. It may be modified only by an agreement in writing signed by me and by an authorized representative of Aurora. This Agreement shall be effective as of the date of commencement of my service as an employee or consultant by Aurora, whichever is earlier. This Agreement shall be governed by the laws of the State of California without giving effect to conflict of laws provisions thereof. This Agreement shall be binding upon me and my heirs and personal representatives and shall inure to the benefit of Aurora and its successors, assigns and nominees.

AGREED AND ACCEPTED:


/s/ Harry Stylli
------------------------------------------
Harry Stylli

Date: April 29, 2001


AURORA BIOSCIENCES CORPORATION

By: /s/ Stuart J.M. Collinson
    --------------------------------------
Name: Stuart J.M. Collinson
      ------------------------------------
Title: COB/CEO/PRESIDENT
       -----------------------------------

Date: April 29, 2001

                                  ATTACHMENT 1

                         LIMITED EXCLUSION NOTIFICATION

         THIS IS TO NOTIFY you in accordance with Section 2870 of the California Labor Code that the foregoing Agreement between you and Aurora Biosciences Corporation ("Aurora") does not require you to assign or offer to assign to Aurora any invention that you developed entirely on your own time without using Aurora's equipment, supplies, facilities or trade secret information except for those inventions that either:

         (1) Relate at the time of conception or reduction to practice of the invention to Aurora's business, or actual or demonstrably anticipated research or development of Aurora;

         (2) Result from any work performed by you for Aurora.

         To the extent a provision in the foregoing Agreement purports to require you to assign an invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is unenforceable.

         This limited exclusion does not apply to any patent or invention covered by a contract between Aurora and the United States or any of its agencies requiring full title to such patent or invention to be in the United States.

         I ACKNOWLEDGE RECEIPT of a copy of this notification.

                                          By: /s/ Harry Stylli
                                             ---------------------------------
                                              Harry Stylli

                                          Date: April 29, 2001
                                               -------------------------------


WITNESSED BY:

/s/ Stuart J.M. Collinson
-------------------------------
Signature

Stuart J.M. Collinson
-------------------------------
(Printed Name of Representative)

  4-29-01
-------------------------------
Date

                                    EXHIBIT B

                                   MILESTONES

       1. Organize meeting within BD group to discuss integration-related issues

       2. Establish an integration plan for the BD group

       3. Visit Vertex and meet with Vertex representatives to discuss integration of each company's BD groups

       4. Ensure that a member of the BD group notifies key commercial partners and collaborators of the merger